EXHIBIT 10.1
SEVENTH AMENDMENT TO CREDIT AGREEMENT

Parties:

“CoBank”:                                           CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

“Borrower”:                                           Pilgrim’s Pride Corporation
4845 US Highway 271 N.
Pittsburg, Texas 75686

“Syndication Parties”:                                                      Whose signatures appear below

Execution Date:       March 10, 2008

Recitals:

A. CoBank (in its capacity as the Administrative Agent (“Agent”), the Syndication Parties signatory thereto, and Borrower have entered into that certain 2006 Amended and Restated Credit Agreement (Convertible Revolving Loan and Term Loan) dated as of September 21, 2006, that certain First Amendment to Credit Agreement dated as of December 13, 2006, that certain Second Amendment to Credit Agreement dated as of January 4, 2007, that certain Third Amendment to Credit Agreement dated as of February 7, 2007, that certain Fourth Amendment to Credit Agreement dated as of July 3, 2007, that certain Fifth Amendment to Credit Agreement dated as of August 7, 2007, and that certain Sixth Amendment to Credit Agreement dated as of November 7, 2007 (as so amended and as amended, modified, or supplemented from time to time in the future, the “Credit Agreement”) pursuant to which the Syndication Parties, and any entity which becomes a Syndication Party on or after September 21, 2006, have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower has advised the Agent that it contemplates curtailing or ceasing production at one or more facilities (each a “Closed Facility”) and removing one or more of such Closed Facilities from the Collateral and the calculation of the Available Amount and possibly adding a facility to the Collateral and the calculation of the Available Amount.

C. Borrower has requested that the Agent and the Syndication Parties modify the Credit Agreement to (i) allow the Agent to effect the release of the Agent’s lien against any such Closed Facility which is included in the Collateral and which Borrower wants removed from the Collateral without the necessity of obtaining the specific consent thereto by the Required Lenders, and (ii) provide relief to Borrower from the accounting effects of curtailing or ceasing production at the Closed Facilities, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Seventh Amendment to Credit Agreement (“Seventh Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Amendments to Credit Agreement.  The Credit Agreement is amended as of the Effective Date as follows:

Section 1.40 is amended to read as follows:

1.40           EBITDA:  for any period, for Borrower and its Consolidated Subsidiaries, net income for such period, plus the sum of the amounts of (a) Interest Expense, plus (b) federal and state income taxes, plus (c) depreciation and amortization expenses, plus (d) Restructuring Charges and other extraordinary losses, minus (e) extraordinary gains, in each case as charged against (or added to, as the case may be) revenues to arrive at net income for such period, all as determined by GAAP.

The following new Section is added to Article 1:

1.144         Restructuring Charges:  means the following charges related to a Shut Down or significant reconfiguration of a facility:  asset impairment charges, lease termination costs, severance costs, facility shutdown costs and other related restructuring charges associated with a permanent reduction in capacity or closure of plants or facilities cut-backs or plant closures.

Clauses (b) and (c) of Section 10.18 are amended to read as follows:

(b)           Upon such time as Borrower, in addition to satisfying the requirements of clause (a) of this Section 10.18, shall, with respect to any such parcel of Additional Property, have provided to the Administrative Agent (i) a mortgagees’ title insurance policy (Standard Texas Mortgagees Policy Form with respect to Additional Property located in the State of Texas, and Standard ALTA form with respect to Additional Property located in states other than Texas) from an insurer acceptable to the Administrative Agent insuring the lien in favor of the Administrative Agent, on behalf of the Syndication Parties, as a first priority lien on each such parcel of Additional Property, subject only to Permitted Encumbrances, and (A) in such amount as the Administrative Agent shall require, (B) deleting the standard printed exceptions (including exceptions for mechanics liens and exceptions based on lack of adequate survey) and the gap exception, (C) containing only such exceptions to title as are reasonably acceptable to the Administrative Agent, (D) providing access coverage, and (E) containing such other endorsements as the Administrative Agent may reasonably require (but in any event including a revolving credit endorsement), (ii) a survey, which survey, the certifications thereon, and all information contained therein, shall be acceptable to the Administrative Agent, and shall contain a legal description and, except as specifically provided otherwise on Exhibit 10.18, shall, at a minimum, show the location of all structures, visible utilities, fences, hedges, or walls on the parcel and within 5 feet of all boundaries thereof, any conflicting boundary evidence or visible encroachments, and all easements, underground utilities, and tunnels for which properly recorded evidence is available; (iii) an Appraisal, and (iv) (A) a Phase I environmental report, satisfactory in form and content to the Administrative Agent, and (B) such Phase II environmental reports, or proof satisfactory to the Administrative Agent that Borrower has taken such remedial or other action as the Administrative Agent may reasonably require, in either case, based on the contents of such environmental reports, then such Additional Property shall be a part of the Collateral and shall be included in the Available Amount.

(c)           Borrower may include in the Available Amount any leasehold interest in connection with any Additional Property where Borrower is a lessee under a recorded lease (1) calling for a rental payment equal to or in excess of $100,000.00 per annum, or (2) which has an Appraised Value, as demonstrated in the Appraisal required pursuant to clause (v) below, of no less than $2,000,000.00, or (3) which is described as follows: (A) that certain Lease by and between the City of Natchitoches and J-M Poultry Packing Company, Ltd., dated June 24, 1977, recorded June 28, 1977 in MOB 360, page 148 of the Records of Natchitoches Parish, Louisiana, and (B) that certain Lease by and between the City of Natchitoches and J-M Poultry Packing Company, Ltd., dated June 24, 1977 and recorded June 29, 1977 in MOB 360, page 134 of the Records of Natchitoches Parish, Louisiana; provided that, in each case described in clauses (1), (2), and (3), Borrower provides to the Administrative Agent, (i) a leasehold mortgage or deed of trust substantially in form and substance satisfactory to the Administrative Agent, (ii) a Title Policy and a survey, satisfying the requirements set forth in clause (b) of this Section 10.18 (modified as necessary to reflect a leasehold, rather than fee, interest), (iii) (A) a Phase I environmental report, satisfactory in form and content to the Administrative Agent, and (B) such Phase II environmental reports, or proof satisfactory to the Administrative Agent that Borrower has taken such remedial or other action as the Administrative Agent may reasonably require, in either case, based on the contents of such environmental reports, (iv) a lessor consent in form and content satisfactory to the Administrative Agent and containing such estoppels of the lessor of the leasehold estate as the Administrative Agent shall require; and (v) an Appraisal.

Subsection 14.5.6 is amended to read as follows:

14.5.6 Release of Certain Liens.  To take such action and execute such documents as may be reasonably necessary to release any liens on or security interests in any Collateral where Borrower is entitled to such release in connection with (a) Dispositions permitted pursuant to the provisions of Section 11.4(a), (b), and (c)(i) hereof, without the need to obtain the consent of any of the Syndication Parties or Voting Participants; (b) the replacement or removal of any Collateral (other than in connection with a Shut Down pursuant to the terms of Section 10.15 hereof) where the book value of such Collateral is $5,000,000.00 or less, without the need to obtain the consent of any of the Syndication Parties or Voting Participants; (c) the removal of any facility from the Available Amount Report (and therefore, from calculation of the Available Amount) arising from a Shut Down pursuant to the provisions of Section 10.15 hereof, without the need to obtain the consent of any of the Syndication Parties or Voting Participants; (d) dispositions permitted pursuant to the provisions of Section 11.4(c)(ii) hereof, with the consent of the Required Lenders; and (e) the Administrative Agent’s receipt of a notice from Borrower that, pursuant to the provisions of that certain letter agreement between Borrower and the Administrative Agent dated August 30, 2007, Borrower has elected to withdraw from the calculation of the Available Amount one or more of the Sites (as defined in such letter agreement) as to which Borrower has been required to take Future Actions (as defined in such letter agreement) pursuant to the provisions of such letter agreement, provided that simultaneously with such release the Available Amount for such Site shall be automatically reduced by the Appraised Value for such Site as it was included in the latest Available Amount Report (or reduced as otherwise provided in such letter agreement if such Site was not specifically identified and included in the latest Available Amount Report), such release to be made without the need to obtain the consent of any of the Syndication Parties or Voting Participants.

Clause (a) of Subsection 14.7.2 is amended to reads as follows:

(a)           Consenting to any action or amendment, or granting any waiver with respect to, either the Revolving Loan or the Term Loan, not covered in Subsection 14.7.1 and except as provided in Subsection 14.5.6(a), (b), (c) or (e) hereof; or

Conditions to Effectiveness of this Seventh Amendment.  The effectiveness of this Seventh Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

Delivery of Executed Loan Documents.  Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following document, duly executed by Borrower:

This Seventh Amendment

Syndication Parties Execution; Voting Participant Approval.  The Administrative Agent shall have received (a) written approval of this Seventh Amendment by at least the Required Lenders (including Voting Participants); and (b) a copy of this Seventh Amendment executed by the Syndication Parties as required.

Representations and Warranties.  The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

No Event of Default.  No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Seventh Amendment.

Payment of Fees and Expenses.  Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement (as amended by this Seventh Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 15.1 of the Credit Agreement.

General Provisions.

No Other Modifications.  The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

Successors and Assigns.  This Seventh Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

Definitions.  Capitalized terms used, but not defined, in this Seventh Amendment shall have the meaning set forth in the Credit Agreement.

Severability.  Should any provision of this Seventh Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Seventh Amendment and all remaining provision of this Seventh Amendment shall be fully enforceable.

Governing Law.  To the extent not governed by federal law, this Seventh Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

Headings.  The captions or headings in this Seventh Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Seventh Amendment.

Counterparts.  This Seventh Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Seventh Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Seventh Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Seventh Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT:                                                                           CoBank, ACB

By: /s/ James Matzat
Name:            James Matzat
Title:              Vice President

BORROWER:                                                      Pilgrim’s Pride Corporation

By: /s/ Richard A. Cogdill
Name:            Richard A. Cogdill
Title:              Exe. VP, CFO, Sec & Treas.

SYNDICATION PARTIES:                                                               CoBank, ACB

By: /s/ James Matzat
Name:           James Matzat
Title:             Vice President

Agriland, FCS

By: /s/ Dwayne Young
Name:            Dwayne Young
Title:              Chief Credit Officer

Deere Credit, Inc.

By: /s/ Michael P. Kuehn
Name:            Michael P. Kuehn
Title:              Manager, AFS Johnson Credit Operations

Bank of the West

By:
Name:            Larry Reding
Title:              Vice President

John Hancock Life Insurance Company

By: /s/ Bradley A. Pierce
Name:            Bradley A. Pierce
Title:              Director

The Variable Annuity Life Insurance Company

The United States Life Insurance Company in the City of New York

Merit Life Insurance Co.

American General Assurance Company

AIG International Group, Inc.

AIG Annuity Insurance Company

By: /s/ William H. Hasson
Name:            William H. Hasson
Title:              Managing Director

Transamerica Life Insurance Company

By: /s/ Stephen Noonan
Name:            Stephen Noonan
Title:              Vice President

The CIT Group/Business Credit, Inc.

By:
Name:            Al Schuler
Title:              Vice President

Metropolitan Life Insurance Company

By: /s/ Steven D. Craig
Name:            Steven D. Craig
Title:              Director

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank-Nederland” New York Branch

By: /s/ Richard J. Beard
Name:            Richard J. Beard
Title:              Executive Director

By: /s/ Rebecca Morrow
Name:            Rebecca Morrow
Title:              Executive Director

Farm Credit Services of America, PCA

By: /s/ Bruce P. Rouse
Name:            Bruce P. Rouse
Title:              Vice President

The Prudential Insurance Company of America

By: /s/ Timothy M. Laczkowski
Name:            Timothy M. Laczkowski
Title:              Vice President